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                                                                   EXHIBIT 10.53

                          EMPLOYEE SERVICES AGREEMENT
                          ---------------------------

     THIS AGREEMENT is made as of the 1st day of August, 2001 (the "Effective Date"), by and between Fidelity National Information Solutions, Inc., a Delaware corporation, ("LESSEE") and Fidelity National Management Services, LLC, a Delaware corporation ("LESSOR").

     WHEREAS, LESSEE, and LESSOR have entered into a certain Management and Support Services Agreement dated as of August 1, 2001 for the performance of certain services (the "Services Agreement"); and

     WHEREAS, pursuant to the Services Agreement, certain LESSOR employees will provide services to LESSEE ("Leased Employees"), such Leased Employees being identified, together with the services performed, on Exhibit A hereto; and

     WHEREAS, the parties agree that in order to maintain the same relationship between LESSEE and the Leased Employees as now exists between LESSEE and its full-time employees, LESSEE desires to provide the Leased Employees an opportunity to participate in LESSEE benefit plans and programs to the same extent as do LESSEE full-time employees.

     NOW, THEREFORE, the parties hereto agree as follows

     1. For purposes of their activities under the Services Agreement, the Leased Employees shall be employees of LESSEE, performing duties for the benefit and under the direction of LESSEE. LESSEE shall have the sole right to select individual persons as Leased Employees, to terminate the LESSEE employment of Leased Employees and to control the LESSEE-related activities of Leased Employees.

     2. LESSEE shall have the exclusive right to set the cash compensation level of individual Leased Employees, and shall remit funds sufficient to cover this compensation, including payroll taxes, to LESSOR in accordance with the payment methods provided in the Services Agreement on or before the payment dates set forth in the Services Agreement.

     3. Leased Employees shall have the right to participate in LESSEE employee benefit plans, if any, on the same basis as other comparable LESSEE employees.

     4. Compensation in the form of FNIS stock or stock options shall be made to Leased Employees for services rendered under the Services Agreement in the sole and absolute discretion of FNIS.
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     5.    LESSEE shall provide Leased Employees with a suitable workplace in compliance with all applicable safety and health laws, regulations and rules. LESSEE will also ensure compliance with safe work practices and use of protective equipment, LESSEE agrees to provide the Leased Employees all necessary information, training and safety equipment with respect to hazardous substances. All accidents or incidents involving Leased Employees will be reported immediately to LESSOR by LESSEE. LESSEE will cooperate with LESSOR's workman's compensation carrier or private or public provider in connection with any workman's compensation claim made by any Leased Employee.

     6. LESSEE agrees to release, defend, indemnify and hold LESSOR harmless from and against any and all claims and damages of any character, nature or kind arising from or relating in any way to the acts or omissions of the Leased Employees in the course and within the scope of their employment with FNIS, including without limitation any claimed violations of any federal, state, provincial or local laws or regulations.

     7. Nothing herein shall create a joint venture or partnership between the parties and neither party shall have the power to bind the other except as provided in the Services Agreement.

     8. If either party brings a legal action or other proceeding against the other to enforce this Agreement or because of an alleged breach, or default in connection with the provisions hereof, the prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incurred in such action or proceeding from the unsuccessful party in addition any other relief to which it may be entitled.

     9. Either party may terminate this Agreement on sixty (60) days' written notice to the other party. Unless so terminated, this Agreement shall be coterminous with the Services Agreement.

     10. This Agreement may be modified by, and only by, a written amendment executed by both parties.



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     11.   Nothing in this Agreement shall be deemed to amend the Services
     Agreement except to the extent this Agreement is specifically inconsistent with the Services Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer as of the date first written above.


4050 Calle Real                              FIDELITY NATIONAL MANAGEMENT
Santa Barbara, CA 93110                      SERVICES, LLC

                                             By:   /s/ Alan L. Stinson
                                                 ---------------------------
                                             Name:   Alan L. Stinson
                                             Title:  CFO


4050 Calle Real                              FIDELITY NATIONAL INFORMATION
Santa Barbara, CA 93110                      SOLUTIONS, INC.

                                             By:   /s/ Eric D. Swenson
                                                 ---------------------------
                                             Name:   Eric D. Swenson
                                             Title:  President, COO



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                                   EXHIBIT A

Fidelity National Information Solutions
12/31/2001
Leased Employees (From FNF)


Name                        Description of Services Performed
----                        ---------------------------------

Patrick Stone               General Management
William Foley               General Management
Hilary Burkemper            Legal
Brent Bickett               M & A
Alan Stinson                Accounting/Treasury/Investor Relations
Ernest Smith                General Management
Peter Sadowski              Legal
Anthony Park                Accounting/Treasury/Investor Relations
Christopher Abbinante       General Management
Greg Lane                   Legal
Dan Murphy                  Accounting/Treasury/Investor Relations
Erika Mainhardt             General Management
Ronald Maudsley             General Management
Marlan Walker               Legal
Frank Willey                General Management